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For more information, contact:

Larry Solomon
(210) 351-3990
solomonl@corp.sbc.com

Note: SBC's third-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on Oct. 21, 2004, at www.sbc.com/investor_relations.

SBC COMMUNICATIONS REPORTS STRONG THIRD-QUARTER RESULTS, ACCELERATES DSL GAINS, DELIVERS SECOND CONSECUTIVE QUARTER OF REVENUE GROWTH

  Reported third-quarter earnings of $0.63 per diluted share, $0.38 per diluted share from continuing operations
  Wireline revenues up 1.7 percent, consumer wireline revenues up 2.8 percent
  Average monthly revenues per consumer retail line up 9.2 percent, driven by success in bundling
  402,000 DSL lines added in the quarter, up 28 percent from gain in second quarter, to 4.7 million
  Strong long distance growth, with 1.3 million lines added in the quarter to reach 19.8 million in service
  Continued progress in large-business market, with more than 450 contracts of $1 million or more signed this year
  16.5 percent operating income margin, above the range provided in company’s full-year outlook

SAN ANTONIO, Texas, Oct. 21, 2004 -- SBC Communications Inc. (NYSE: SBC) today reported strong third-quarter results driven by the continued success of its bundling strategy and by solid momentum in key growth products such as DSL and long distance.

        SBC reported third-quarter 2004 earnings of $2.1 billion, or $0.63 per diluted share, and earnings from continuing operations of $1.2 billion, or $0.38 per diluted share. Reported revenues from continuing operations grew 1.4 percent, and revenues including proportionate results from Cingular Wireless grew 2.1 percent.

        “Our strategic focus and our execution continue to produce solid results,” said Edward E. Whitacre Jr., SBC chairman and chief executive officer. “We delivered our second consecutive quarter of positive revenue growth, with an operating margin above our full-year outlook. We accelerated DSL growth and are solidly on track to reach our target of more than 5 million DSL lines in service by year’s end. And we continue to lead the industry in long distance growth, as we added 1.3 million or more long distance lines for the seventh quarter in a row.

        “We have tremendous opportunities ahead – in nationwide wireless, the large-business market and next-generation consumer services such as video,” Whitacre said. “The major steps we’re taking today will be key to SBC’s leadership in high-growth markets for years to come.

        “Soon, Cingular Wireless expects to receive approvals and close its proposed acquisition of AT&T Wireless,” Whitacre said. “This will create a strong nationwide platform for high-quality service and innovation, and customers will benefit from superior coverage and new services. I am confident that Cingular’s management team will do an outstanding job as they integrate the two companies, deploy new technologies and build one of the world’s great wireless businesses.

        “In another important move for SBC’s future, the Federal Communications Commission this month provided clarity on rules for fiber deployment in our networks” Whitacre said. “As a result of this positive development, we are moving forward aggressively to deploy an advanced network to deliver next-generation, integrated all-digital TV, super-high-speed broadband and IP voice services. This initiative, called Project Lightspeed, has the potential to redefine the future for our consumer business.”

Third-Quarter Financial Results

        During the third quarter, SBC sold its interest in directory operations in Illinois and northwest Indiana covering 129 directories to R.H. Donnelley, resulting in an after-tax gain of $827 million, or $0.25 per share. Third-quarter comparisons are based on results from continuing operations, which exclude this gain as well as results from the sold directory business in all periods.

        SBC’s reported third-quarter earnings totaled $1.25 billion, or $0.38 per diluted share. This compares with earnings of $1.19 billion, or $0.36 per diluted share, in the year-ago third quarter.

        SBC’s revenues totaled $10.3 billion in the third quarter, up 1.4 percent compared with the third quarter of 2003, driven by solid data growth and progress in consumer bundling. Third-quarter results include a net increase to revenues of approximately $60 million from regulatory and other matters, including the California Public Utilities Commission’s September decision on UNE-P rates.

        Including proportionate results from Cingular Wireless, revenues would have totaled $12.8 billion, up 2.1 percent versus the year-earlier third quarter.

        SBC’s third-quarter wireline revenues totaled $9.3 billion, up 1.7 percent, with wireline consumer revenues up 2.8 percent versus the year-ago third quarter.

        SBC’s third-quarter operating expenses totaled $8.6 billion, flat with the third quarter of 2003. SBC’s operating income margin was 16.5 percent, compared with 15.4 percent in the year-earlier third quarter.

Third-Quarter Highlights

        DSL – SBC accelerated DSL line growth in the third quarter, with a net gain of 402,000, up 28 percent from its gain in the second quarter. Over the past four quarters, SBC has added more than 1.5 million DSL lines, and at the end of the third quarter, SBC had 4.7 million DSL lines in service, No. 1 among major U.S. telephone companies.

        Long Distance – In the third quarter, SBC’s long distance voice revenues grew 29.5 percent, and total long distance lines increased by 1.3 million. SBC ended the quarter with 19.8 million long distance lines, up from 11.5 million a year earlier and more than triple its in-service total two years ago.

        Bundles – SBC’s penetration of consumer retail lines with at least one key service – long distance, DSL, Cingular Wireless or SBC | DISH Network video – increased to 58 percent at the end of the quarter, up from 36 percent a year earlier. Success in bundling drove a 9.2 percent increase in average monthly revenues per consumer retail line.

        Retail Access Lines – SBC’s retail consumer line base declined by 259,000 in the third quarter, a substantial improvement from declines of 624,000 in the third quarter a year ago and 558,000 in the second quarter of this year. A major driver of this quarter’s improvement was a reversal in wholesale line trends. In the third quarter, SBC posted a decline in wholesale lines (UNE-P and resale) of 213,000. This compares with increases of 323,000 in the year-ago third quarter and 137,000 in the second quarter of this year. SBC’s business retail access line base declined by 168,000 in the quarter. This compared with declines of 229,000 in the third quarter a year ago and 228,000 in the second quarter of this year.

        Video – In the third quarter, SBC achieved a net gain of 105,000 SBC | DISH Network subscribers to reach 226,000 in service, all added since the company began offering the integrated service in March of this year. At the same time, SBC is developing plans for deployment of an advanced, IP-based network to deliver next-generation, integrated all-digital TV, super-high-speed broadband and IP voice services. The initiative will let SBC deliver high-quality, IP video with virtually unlimited content choice to millions of households. SBC has trials under way and expects to begin deployment in 2005. SBC plans to host a conference call on Nov. 11 to provide additional detail on its Project Lightspeed deployment plans.

        Data Revenues – Wireline data revenues grew 6.1 percent to $2.7 billion in the third quarter, SBC’s best-ever quarterly data revenue total. These results reflect continued growth in DSL services and progress in the large-business market.

        Large-Business Market – SBC continues to expand into the large-business market. Year to date, SBC signed more than 450 contracts with a value of $1 million or more – including in the third quarter agreements with Ford Motor Co., Unocal Corp. and Provena Health. More than 80 percent of SBC’s third-quarter contracts included data services.

        Cingular Wireless – Cingular Wireless accelerated subscriber growth in the third quarter, with record gross customer additions of 2.8 million and net subscriber additions of 657,000. Cingular’s third-quarter net-add total was up 54 percent from its gain in the second quarter of this year, and it ended the quarter with 25.7 million total subscribers. Cingular revenues totaled $4.3 billion in the quarter, up 4.9 percent from the year-earlier third quarter. Cingular’s results include two items that increased operating expenses by $74 million – $43 million for integration planning costs ahead of the AT&T Wireless acquisition and a $31 million charge reflecting a fair-value adjustment of Cingular Interactive assets, which Cingular agreed to sell in September. On a reported basis, Cingular’s third-quarter operating margin was 10.8 percent. Excluding the two expense items, Cingular’s third-quarter operating margin would have been 12.6 percent. These results compare with an operating margin in the year-ago third quarter of 12.0 percent.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in SBC’s filings with the Securities and Exchange Commission. SBC disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

SBC Communications Inc. is a Fortune 50 company whose subsidiaries, operating under the SBC brand, provide a full range of voice, data, networking, e-business, directory publishing and advertising, and related services to businesses, consumers and other telecommunications providers. SBC holds a 60 percent ownership interest in Cingular Wireless, which serves 25.7 million wireless customers. SBC companies provide high-speed DSL Internet access lines to more American consumers than any other provider and are among the nation’s leading providers of Internet services. SBC companies also now offer satellite TV service. Additional information about SBC and SBC products and services is available at www.sbc.com.